Exhibit 8.1

[Form of Tax Opinion]

[Letterhead of Wachtell, Lipton, Rosen & Katz]

[       ], 2023

M3-Brigade Acquisition III Corp.
1700 Broadway, 19th Floor
New York, NY 10019

Ladies and Gentlemen:

We have acted as special counsel to M3-Brigade Acquisition III Corp. (“SPAC”), a Delaware corporation, in connection with (1) the proposed amalgamation of 2476276 Alberta ULC (“Canadian Merger Sub”), an Alberta unlimited liability corporation and a direct, wholly owned subsidiary of Greenfire Resources Ltd. (“PubCo”), an Alberta corporation, with and into Greenfire Resources Inc. (the “Company”), an Alberta corporation, with the Company surviving the amalgamation, pursuant to the Business Combination Agreement, dated as of December 14, 2022, and amended as of April 21, 2023, by and among SPAC, PubCo, Canadian Merger Sub, DE Greenfire Merger Sub Inc. (“Merger Sub”), a Delaware corporation and direct, wholly owned subsidiary of PubCo, and the Company (together with all exhibits and schedules thereto, in each case as amended or supplemented through the date hereof, the “Agreement”) and the Plan of Arrangement (the “Amalgamation” and, together with certain related transactions, the “Arrangement Acquisition”), and (2) the proposed merger of Merger Sub with and into SPAC, with SPAC surviving the merger, pursuant to the Agreement (the “Merger” and, together with the Arrangement Acquisition, the “Transactions”). At your request, and in connection with the effectiveness of the registration statement on Form F-4 of PubCo relating to the Transactions and initially filed with the SEC on April 21, 2023, including the proxy statement/prospectus contained therein (and, in each case, any exhibit, appendix, schedule or similar attachment thereto, in each case as amended or supplemented through the date hereof, the “Registration Statement”), we are rendering our opinion as to certain U.S. federal income tax matters. Except as otherwise provided herein, capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

In providing our opinion, we have examined the Agreement, the Plan of Arrangement, the other Ancillary Documents, the Registration Statement, the representation letters, dated as of the date hereof, of SPAC, PubCo and the Company, delivered to us for purposes of rendering this opinion (the “Representation Letters”) and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein. In addition, we have assumed that: (i) the Transactions and related transactions will be consummated in accordance with the provisions of the Agreement, the Plan of Arrangement and the other Ancillary Documents and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the statements and representations concerning the Transactions and the parties thereto set forth in the Agreement, the Plan of Arrangement and the other Ancillary Documents are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective times of the Arrangement Acquisition and the Merger, and the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the effective times of the Arrangement Acquisition and the Merger, (iii) the statements and representations (which statements and representations we have neither investigated nor verified) made by SPAC, PubCo and the Company in their respective Representation Letters are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective time of the Arrangement Acquisition and the Merger, (iv) all statements and representations qualified by knowledge, expectation, belief, materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (v) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity, and (vi) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue for any reason, or if the Transactions are consummated in a manner that is different from the manner described in the Agreement, the Plan of Arrangement, the other Ancillary Documents or the Registration Statement, our opinion as expressed below may be adversely affected.

M3-Brigade Acquisition III Corp.

[    ], 2023

Based upon and subject to the foregoing and the assumptions, exceptions, limitations and qualifications set forth herein and described in the Registration Statement under the section titled “Material U.S. Federal Income Tax Considerations,” we hereby confirm to you that the discussion set forth in the section entitled “Material U.S. Federal Income Tax Considerations—The Business Combination” in the Registration Statement constitutes our opinion as to the material U.S. federal income tax consequences of the Transactions to U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Considerations” in the Registration Statement) of SPAC Class A Shares.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Agreement, the Plan of Arrangement, the other Ancillary Documents or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Transactions and related transactions, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform SPAC of any such change or inaccuracy that may occur or come to our attention. In addition, our opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,